UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2013

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Union Blvd., Suite 250 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On September 24, 2013, Rare Element Resources Ltd. (the “Company”) entered into a Securities Purchase Agreement, dated September 24, 2013 (the “Purchase Agreement”) with certain institutional investors (the “Investors”) pursuant to which the Company agreed to sell, and the Investors agreed to buy, units consisting of 2,677,376 common shares and warrants to purchase 1,338,688 common shares for gross proceeds of US$8,000,000 (the “Initial Offering”).  The warrants have a cash exercise price of US$4.15 per common share, are exercisable beginning six months following issuance, and expire three years from the date of issuance.  The offering price per unit consisting of one common share and one warrant to purchase one half of one common share was US$2.988.

The Purchase Agreement also provides for an oversubscription option pursuant to which the Investors, within 60 days of the Initial Offering, may elect to purchase up to $4,000,000 in additional units (the “Oversubscription Offering”) consisting of one common share and a warrant for the purchase of one half of one common share for a price per unit that is 90% of the closing price of the Company’s common shares on NYSE MKT on the day prior to exercise of the additional subscription right, but in no event less than $2.49 per unit.  The warrants purchased in the Oversubscription Offering would have an exercise price of 125% of the closing price on NYSE MKT on the day prior to exercise of the additional subscription right, but not less than $3.46 per share, will be exercisable beginning six months following issuance, and would expire three years from the date of their issuance.

The Company has agreed to use its best efforts to maintain the effectiveness of a registration statement registering the issuance of common shares issuable on exercise of the warrants.  If an effective registration statement has been unavailable for more than, in the aggregate during the term of the warrants, five trading days, warrantholders may exercise their warrants on a net exercise basis.

In the Purchase Agreement, the Company agreed for a period of 60 days from the closing of the Initial Offering not to sell any of its common shares other than (i) certain issuances of common stock to employees, officers or directors of the Company under its stock or option plans, (ii) securities issued on exercise or conversion of outstanding options or convertible securities, or (iii) securities issued pursuant to transactions with other mining companies or strategic transactions involving a source of funds originating in Wyoming.  For one year following the Initial Offering, the Company is prohibited from engaging in certain variable rate transactions, defined to include (i) issuances of securities that are convertible into or exchangeable at an exercise or exchange price that varies with the market price, or having an exercise or conversion price that is subject to reset in the future upon the occurrence of a future event related to the business of the Company or the market for its shares and (ii) any agreement, including an equity line of credit, providing for issuances of securities at a future determined price.

No Investor may elect to exercise its warrants or oversubscription option to the extent that such election or exercise would cause its beneficial ownership to exceed 9.99% of the Company’s then outstanding common shares.  In addition, Investors may not exercise their oversubscription options or their warrants to the extent such exercise would cause the number of common shares issued or issuable under this offering to exceed 19.999% of the number of common shares outstanding immediately prior to the closing date for the Initial Offering.

For 12 months following the Initial Offering, the Investors shall have the right to participate for up to $5,714,286 in any future financing by the Company.  Investors may not act in concert with other investors to influence the voting, control or policies of the Company.

The Company has entered into a Placement Agent Agreement, dated September 24, 2013 (the “Agent Agreement”), with H.C. Wainwright & Co., LLC (“HCW”) pursuant to which it will (i) pay to HCW a cash fee equal to 5% of the gross proceeds to the Company and (ii) issue to HCW warrants to purchase 5.0% of the units purchased in each of the Initial Offering and the Oversubscription Offering.  These warrants would have the same terms as the warrants issued to the Investors in such offerings.  HCW will also receive a $30,000 expense reimbursement at the closing of the Initial Offering.  For the 12 months following the Initial Offering, if the Investors participate in a future equity or debt financing by the Company, the Company would (i) pay to HCW a cash fee equal to 5% of the gross proceeds provided by such Investors in the financing and (ii) issue to HCW equity compensation calculated in a manner comparable to the calculation of warrants in this financing.

The net proceeds to the Company from the Initial Closing, after deducting estimated offering expenses and the placement agent fees, are expected to be approximately $7.5 million.  The Initial Offering is expected to close on or about September 27, 2013, subject to satisfaction of customary closing conditions.

The securities were offered and sold in a registered direct offering pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-189235) and a prospectus supplement dated September 24, 2013 to the base prospectus dated July 30, 2013.

Copies of the Agent Agreement, the Purchase Agreement, and the form of Common Share Purchase Warrant are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.  The foregoing descriptions of such agreements are summaries only and are subject to, and qualified in their entirety by, such exhibits.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Placement Agent Agreement, dated September 24, 2013, by and between the Company and H.C. Wainwright & Co., LLC
10.2	Securities Purchase Agreement, dated September 24, 2013, by and among the Company and certain investors
10.3	Form of Common Share Purchase Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2013

RARE ELEMENT RESOURCES LTD.

	By:	/s/ David Suleski
David Suleski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Placement Agent Agreement, dated September 24, 2013, by and between the Company and H.C. Wainwright & Co., LLC
10.2	Securities Purchase Agreement, dated September 24, 2013, by and among the Company and certain investors
10.3	Form of Common Share Purchase Warrant